Exhibit 99.3

United States
Securities and Exchange Commission
PHILADELPHIA REGIONAL OFFICE
Mellon Independence Center
701 Market Street, Suite 2000
Philadelphia, Pennsylvania 19106-1532

TELEPHONE NO.: 215-597-3100
FAX NO.: 215-446-4271

TELECOPIER TRANSMITTAL SHEET

November 24, 2009

PLEASE DELIVER THE FOLLOWING PAGES IMMEDIATELY TO:

NAME/FAX:	CLST Holdings, Inc.
c/o Mark T. Josephs, Esquire
Jackson Walker LLP
Dallas, TX 75202
214-953-5822

FROM:	Kelly L. Gibson
Staff Attorney

TELEPHONE NUMBER:	(215) 597-3258

DESCRIPTION OF MATERIALS:	In the Matter of Fair Finance Company (P-1578)

TOTAL NUMBER OF PAGES (INCLUDING COVER):	29

REMARKS:

IF THERE IS ANY IMPERFECTION IN THE TRANSMISSION, PLEASE CALL THE INDIVIDUAL IDENTIFIED BELOW.

TRANSMITTING FROM A CANON LASER CLASS 7500

Sent by:	Carla M. Monzon, Paralegal Specialist
Phone:	(215) 597-0810

UNITED STATES SECURITIES AND EXCHANGE COMMISSION PHILADELPHIA REGIONAL OFFICE Mellon Independence Center 701 Market Street, Suite 2000 PHILADELPHIA, PENNSYLVANIA 19106-1532
KELLY L. GIBSON STAFF ATTORNEY (215) 597-3258 gibsonki@sec.gov November 24, 2009

VIA FACSIMILE (214) 953-5822

AND FEDERAL EXPRESS

CLST Holdings, Inc.

c/o Mark T. Josephs, Esquire

Jackson Walker LLP

Bank of America Plaza

901 Main Street, Suite 6000

Dallas, TX 75202

Re:       In the Matter of Fair Finance Company (P-1578)

Dear Sir/Madam:

The staff of the Securities and Exchange Commission is conducting an investigation in the matter identified above. The enclosed subpoena has been issued to you as part of this investigation. The subpoena requires you to produce documents and provide sworn testimony. Please note that you must contact the staff before appearing at the indicated date and time. If necessary, we will arrange a mutually convenient time for you to appear for testimony.

Please read the subpoena and this letter carefully. This letter answers some questions you may have about the subpoena. You should also read the enclosed SEC Form 1662. You must comply with the subpoena. You may be subject to a fine and/or imprisonment if you do not.

Producing Documents

What materials do 1 have to produce?

The subpoena requires you to give us the documents described in the attachment to the subpoena. You must provide these documents on or before December 8, 2009. The attachment to the subpoena defines some terms (such as “document”) before listing what you must provide.

Please note that if copies of a document differ in any way, they are considered separate documents and you must send each one. For example, if you have two copies of the same letter,

but only one of them has handwritten notes on it, you must send both the clean copy and the one with notes.

If you prefer, you may send us photocopies of the originals. The Commission cannot reimburse you for the copying costs. The copies must be identical to the originals, including even faint marks or print. If you choose to send copies, you must keep the originals in a safe place. The staff will accept the copies for now, but may require you to produce the originals later.

If you do send us photocopies, please put an identifying notation on each page of each document to indicate that it was produced by you, and number the pages of all the documents submitted. (For example, if Jane Doe sends documents to the staff, she may number the pages JD-I, JD-2, JD-3, etc., in a blank corner of the documents.) Please make sure the notation and number do not conceal any writing or marking on the document. If you send us originals, please do not add any identifying notations.

Do I need to send anything else?

You should enclose a list briefly describing each item you send. The list should state which paragraph(s) in the subpoena attachment each item responds to.

Please include a cover letter stating whether you believe you have met your obligations under the subpoena by searching carefully and thoroughly for everything called for by the subpoena, and sending it all to us.

What if I do not send everything described in the attachment to the subpoena?

The subpoena requires you to send all the materials described in it. If, for any reason — including a claim of attorney-client privilege — you do not produce something called for by the subpoena, you should submit a list of what you are not producing. The list should describe each item separately, noting:

•                  its author(s);

•                  its date;

•                  its subject matter;

•                  the name of the person who has the item now, or the last person known to have it;

•                  the names of everyone who ever had the item or a copy of it, and the names of everyone who was told the item’s contents; and

•                  the reason you did not produce the item.

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If you withhold anything on the basis of a claim of attorney-client privilege or attorney work product protection, you should also identify the attorney and client involved.

Where should I send the materials?

Please send the materials to:

Kelly L. Gibson, Staff Attorney

U.S. Securities and Exchange Commission

Division of Enforcement

Mellon Independence Center

701 Market Street, Suite 2000

Philadelphia, PA 19106

Testifying

Where and when do I testify?

The subpoena requires you to come to the Commission’s offices at 701 Market Street, Suite 2000, Philadelphia, PA 19106 on December 15, 2009 to testify under oath in the matter identified on the subpoena. But, as noted above, please contact the staff before appearing at the indicated date and time. If necessary, we will arrange a mutually convenient time for you to appear for testimony.

Other Important Information

What will the Commission do with the testimony I provide?

The enclosed SEC Form 1662 includes a List of Routine Uses of information provided to the Commission. This form has other important information for you. Please read it carefully.

Has the Commission determined that anyone has done anything wrong?

This investigation is a non-public, fact-finding inquiry. We are trying to determine whether there have been any violations of the federal securities laws. The investigation and the subpoena do not mean that we have concluded that you or anyone else has broken the law. Also, the investigation does not mean that we have a negative opinion of any person, entity or security.

Important Policy Concerning Settlements

Please note that, in any matter in which enforcement action is ultimately deemed to be warranted, the Division of Enforcement will not recommend any settlement to the Commission

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unless the party wishing to settle certifies, under penalty of perjury, that all documents responsive to Commission subpoenas and formal and informal document requests in this matter have been produced.

I have read this letter, the subpoena, and the SEC Form 1662, but I still have questions. What should I do?

If you have any other questions, you may call me at (215) 597-3258. If you are represented by a lawyer, you should have your lawyer contact me.

Sincerely,

/s/ Kelly L. Gibson
Kelly L. Gibson
Staff Attorney
Division of Enforcement

Enclosures:

Subpoena & Attachment

SEC Form 1662

SEC Data Delivery Standards

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SUBPOENA

UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Fair Finance Company (P-1578)

To:	CLST Holdings, Inc.
c/o Mark T. Josephs, Esquire
Jackson Walker LLP
Bank of America Plaza
901 Main Street, Suite 6000
Dallas, TX 75202

☒           YOU MUST PRODUCE everything specified in the Attachment to this subpoena to officers of the Securities and Exchange Commission, at the place, date and time specified below.

701 Market Street, Suite 2000, Philadelphia, PA 19106 no later than December 8, 2009

☒           YOU MUST TESTIFY before officers of the Securities and Exchange Commission, at the place, date and time specified below.

701 Market Street, Suite 2000, Philadelphia, PA 19106 on December 15, 2009

FEDERAL LAW REQUIRES YOU TO COMPLY WITH THIS SUBPOENA.
Failure to comply may subject you to a fine and/or imprisonment.

By:	/s/ Kelly L. Gibson	Date: November 24, 2009
Kelly L. Gibson
Staff Attorney
Division of Enforcement

I am an officer of the Securities and Exchange Commission authorized to issue subpoenas in this matter. The Securities and Exchange Commission has issued a formal order authorizing this investigation under Section 21(a) of the Securities Exchange Act of 1934.

NOTICE TO WITNESS:             If you claim a witness fee or mileage, submit this subpoena with the claim voucher.

ATTACHMENT
to Subpoena Dated November 24, 2009
Issued to CLST Holdings, Inc.
In the Matter of Fair Finance Company (P-1578)

This subpoena calls for the production of documents by December 8, 2009. In addition to the instructions set forth in the cover letter enclosed herewith, documents should be produced in accordance with the following general requirements:

INSTRUCTIONS

A.            DUPLICATES

Unless otherwise specified, each request for documents or other material calls for the production of the original and all copies and drafts of the same. However, if two documents or other items are exact duplicates, you may produce only one of them. Documents that contain written comments, notes, corrections or to which have been attached or appended additional material are not to be construed as exact duplicates.

B.            TIME PERIOD

Unless otherwise indicated, this subpoena applies to all documents in effect, created, recorded, compiled, transmitted, modified, or received during the period January I, 2006 through the present.

C.            POSSESSION, CUSTODY OR CONTROL

You are required to submit all subpoenaed items that are in your possession or in your custody or under your control. Items under your control or in your custody, but not in your immediate possession, are required to be obtained and submitted by you.

DEFINITIONS

1.             “You” or “Your” refers to CLST Holdings, Inc. and any other related entities to CLST Holdings, Inc., and any of their respective predecessors, successors, divisions, subsidiaries, parents, and affiliates, foreign or domestic, and their respective present or former officers, directors, partners, consultants, representatives, servants, employees, assigns, attorneys and agents.

2.             “Communication” means, without limitation, every manner or means of statement, utterance, notation, disclaimer, transmittal, disclosure, transfer, or exchange of information of any nature whatsoever (whether in the form of facts, ideas, opinions, thoughts, inquiries or otherwise), by or to whomever, whether by written, oral, mechanical, telephonic, electronic or some other means, including but not limited to letters, correspondence, conversations, memoranda, dialogue, discussions, meetings, interviews, consultations, agreements and other undertakings, and shall include the information transmitted.

3.             “Document” is used in the broadest sense of the term and means all writings of any kind (including originals, drafts or finished versions, all attachments and enclosures thereto, all non-conforming or non-identical copies thereof, whether different from the original or draft by reason of any annotation made on such copies or otherwise, and all translations of such originals or drafts into any other language), however created, produced or stored (whether manually, mechanically, electronically or otherwise), and includes, but is not limited to, correspondence, memoranda, files, notes, diaries, contracts, statistics, letters, telegrams, minutes, agendas, agreements, reports, records, studies, instructions, checks, Automated Clearing House (“ACH”) transactions, statements, blotters, confirmations, ledger sheets, receipts, returns, summaries, pamphlets, newspapers, magazines, books, periodicals, working papers, work assignments, offers, notes or records of any sort of conversation, meeting or other communication, bulletins, calendars, date books, bank statements, bills, records of billings, checks, wire transfers, drafts for money, records of payments, computer printouts, teletype, telefax, telephone bills, telephone logs, invoices, purchase orders, worksheets, graphic or oral records or representations of any kind (including, without limitation, photographs, charts, graphs, microfiche, microfilm, videotape or voicemail, digital recordings, tape recordings, motion pictures, and drawings), any electronic or mechanical records or representations of any kind (including, without limitation, e-mail, instant messages, BlackBerry PIN messages, electronic data, metadata, data processing material and recordings, whether or not ever printed out or displayed), and any electric, electronic or magnetic storage media (including, without limitation, floppy disks, flash drives, hard drives, ZIP disks, CD-ROMs, DVDs, optical discs, backup tapes, printer buffers, smart cards, memory calculators, pagers, personal digital assistants (such as Palm Pilot computers), as well as printouts or readouts from any magnetic storage device) in your possession or custody, or subject to your control. Documents produced in electronic or magnetic form shall include all related hardware, software, documentation, and all data security devices (such as passwords) that are designed to restrict access to or hide data, information, software or documentation.

4.             A document that “refers,” “relates,” or “pertains to” a given subject matter means any document or communication that directly or indirectly, in whole or in part, constitutes, contains, embodies, comprises, reflects, identifies, states, refers to, deals with, comments on, responds to, describes, analyzes, or in any way relates to, that subject.

5.             “Entity” means any business, legal or governmental entity or association and includes, but is not limited to, firms, partnerships, corporations, proprietorships, associations, unions and federation.

6.             “Person” means any entity or natural person.

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7.             “Agreement” means, without limitation, any arrangement, understanding, practice, contract, deal, compromise, settlement, accord or pact, whether formal or informal, written or oral.

8.             “Fair Finance” refers to Fair Finance Company and any other related entities to Fair Finance Company, including but not limited to, Fair Holdings, Inc., Fair Facility I, LLC, Fair Financial Services, and any of their respective predecessors, successors, divisions, subsidiaries, parents, and affiliates, foreign or domestic, and their respective present or former officers, directors, partners, consultants, representatives, servants, employees, assigns, attorneys and agents.

9.             “Fortress” refers to Fortress Credit Co LLC and any other related entities to Fortress Credit Co LLC, and any of their respective predecessors, successors, divisions, subsidiaries, parents, and affiliates, foreign or domestic, and their respective present or former officers, directors, partners, consultants, representatives, servants, employees, assigns, attorneys and agents.

10.           “Summit” refers to Summit Consumer Receivables Fund, L.P. and any other related entities to Summit Consumer Receivables Fund, L.P., and any of their respective predecessors, successors, divisions, subsidiaries, parents, and affiliates, foreign or domestic, and their respective present or former officers, directors, partners, consultants, representatives, servants, employees, assigns, attorneys and agents.

11.           The term “any” shall be construed as “any and all.”

12.           The terms “and” and “or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of the document requests all responses and production of documents that might otherwise be construed to be outside its scope.

13.           All other words are given their plain, ordinary meaning.

DOCUMENTS SUBPOENAED

You are required to produce the following:

1.             All e-mail, including attachments, instant messages and BlackBerry PIN messages sent and received by you, or anyone currently or formerly employed by you. Please provide the email in the form of a Concordance database or a Concordance loadable file on CDs or DVDs. Attached please find a form entitled SEC Data Delivery Standards, which provides details regarding the format in which the e-mails should be produced.

2.             All personal and business contact lists, including, but not limited to, address books, rolodexes, and e-mail contact lists maintained or organized by, or for, you, whether in paper or electronic form.

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3.             All calendars, date books, appointment books and day planners maintained or organized by, or for, you, whether in paper or electronic form.

4.             Your organizational charts, employee lists and a schedule or chart of all affiliated entities.

5.             Documents sufficient to identify all persons responsible for, or assisting with, any legal work for, or on behalf of, you.

6.             Documents sufficient to identify all persons responsible for, or assisting with, any accounting work for, or on behalf of, you, including but not limited to any of your filings with the Securities and Exchange Commission.

7.             A list of all telephone numbers used by you, including, but not limited to, any mobile cell phone numbers used.

8.             A list of all corporate credit card accounts and numbers in your name.

9.             All records of brokerage accounts held in your name, jointly or individually, or over which you hold a power of attorney or any beneficial interest, or which were used to transact the daily business operations of the company or in which monies were deposited on behalf of, or for the benefit of you.

10.           All records of accounts at any financial institution other than a brokerage firm held in your name, jointly or individually, or over which you hold a power of attorney or any beneficial interest, or which were used to transact the daily business operations of the company or in which monies were deposited on behalf of, or for the benefit of you.

11.           All of your accounting books and records in which the daily business transactions were recorded, including but not limited to, general ledgers, sub-ledgers, sales and purchase journals, charts of accounts, invoices, receipts, expense forms, communications, trial balances and source documents.

12.           All of your periodic financial statements that reflect the results of operations and financial conditions, audited and unaudited, including but not limited to, any accompanying notes, workpapers, source documents and accountant’s reports to management.

13.           All business plans, financial reports, forecast reports, revenue reports, marketing reports, financial projections, sales projections, cash flow analyses and other financial forecasts prepared by, or on behalf of, you. This production shall include, without limitation, all preliminary data and source material which were in any way utilized in the preparation of any responsive document.

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14.           All internal audit reports and supporting workpapers that refer, relate or pertain to your accounting controls, procedures and practices including, but not limited to, the preparation of quarterly and annual financial statements.

15.           All documents that refer, relate or pertain to negotiating, approving, or carrying-out your operations, including communications, contracts and drafts thereof, closing binders and documents identifying all persons who participated in, or had knowledge of, your business operations.

16.           All documents that refer, relate or pertain to any, loans, lines of credit or other financial obligations including, but not limited to, loan agreements, amendments and modifications, use of proceeds disclosures, refinancing agreements, extensions of credit, security interest filings, collateral agreements and loan payment deferrals and extensions.

17.           All documents that refer, relate or pertain to any loan, note or debt in which you are the creditor or guarantor, including but not limited to, loan agreements, amendments and modifications, use of proceeds disclosures, refinancing agreements, extensions of credit, security interest filings, collateral agreements and loan payment deferrals and extensions.

18.           All documents that refer, relate or pertain to meetings of your Board of Directors and Executive Committee. This production shall include, without limitation:

a.               All agendas (unredacted) and all minutes (unredacted), including drafts, of your Board of Directors’ meetings and Executive Committee meetings;

b.              All reports presented or documents distributed to the Board of Directors and/or the Executive Committee before, during or subsequent to such meetings.

19.           All documents that refer, relate or pertain to the following individuals, including but not limited to, all documents evidencing any written or oral communications sent or received by the following individuals (including e-mails and instant messages):

a.     Timothy S. Durham

b.     James F. Cochran

c.     Robert A. Kaiser

d.     Rick D. Snow

c.     Douglas F. DeRose

f.      David Tornek

g.     Patrick O’Donnell

h.     John J. Head

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i.      Manoj Rajegowda

20.           All documents that refer, relate or pertain to the resignation of Manoj Rajegowda.

21.           All documents that refer, relate or pertain to a $3.6 million payment made to Robert A. Kaiser in 2007.

22.           All documents and communication that refer, relate or pertain to the election of board members on July 31, 2007, including but not limited to the selection nominees and all events surrounding the election.

23.           All documents sufficient to identify all persons and entities who were involved, both directly and indirectly, to your purchase agreements for the acqusitions of certain receivables dated November 10, 2008, December 12, 2008 and February 13, 2009.

24.           All documents, including but not limited to, agreements, correspondence, notes of conversations, phone records, instant messages, text messages, BlackBerry PIN messages and e-mail, and all communications, referring or relating to the following entities (including parents, subsidiaries and affiliates and any persons affiliated with the following entities):

a.     FCC Investment Trust I

b.     FCC Finance, LLC

c.     Drawbridge Special Opportunities Fund LP

d.     CLST Finance, Inc.

e.     CLST Asset I, LLC

f.      CLST Asset III, LLC

g.     Fortress

h.     SSPE Investment Trust I

i.      SSPE, LLC

j.      Summit

k.     Fair Finance

25.           All documents and communications that refer, relate or pertain to your purchase agreements for the acquisitions of certain receivables dated November 10, 2008, December 12, 2008 and February 13, 2009.

[Note: Documents may be provided in electronic format. Please see the SEC Data Delivery Standards for the preferred electronic format].

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Supplemental Information for Persons Requested to Supply
Information Voluntarily or Directed to Supply Information
Pursuant to a Commission Subpoena

False Statements and Documents

Section 1001 of Title 18 of the United States Code provides as follows:

Whoever, in any matter within the jurisdiction of any department or agency of the United States knowingly and willfully falsifies, conceals or covers up by any trick, scheme, or device a material fact, or makes any false, fictitious or fraudulent statements or representations, or makes or uses any false writing or document knowing the same to contain any false, fictitious or fraudulent statement or entry, shall be fined under this title or imprisoned not more than five years, or both.

Testimony

If your testimony is taken, you should be aware of the following:

1.       Record. Your testimony will be transcribed by a reporter. If you desire to go off the record, please indicate this to the Commission employee taking your testimony, who will determine whether to grant your request. The reporter will not go off the record at your, or your counsel’s, direction.

2.       Counsel. You have the right to be accompanied, represented and advised by counsel of your choice. Your counsel may advise you before, during and after your testimony; question you briefly at the conclusion of your testimony to clarify any of the answers you give during testimony; and make summary notes during your testimony solely for your use. If you are accompanied by counsel, you may consult privately.

If you are not accompanied by counsel, please advise the Commission employee taking your testimony whenever during your testimony you desire to be accompanied, represented and advised by counsel. Your testimony will be adjourned to afford you the opportunity to arrange to do so.

You may be represented by counsel who also represents other persons involved in the Commission’s investigation. This multiple representation, however, presents a potential conflict of interest if one client’s interests are or may be adverse to another’s. If you are represented by counsel who also represents other persons involved in the investigation, the Commission will assume that you and counsel have discussed and resolved all issues concerning possible conflicts of interest. The choice of counsel, and the responsibility for that choice, is yours.

3.       Transcript Availability. Rule 6 of the Commission’s Rules Relating to Investigations, 17 CFR 203.6, states:

A person who has submitted documentary evidence or testimony in a formal investigative proceeding shall be entitled, upon written request, to procure a copy of his documentary evidence or a transcript of his testimony on payment of the appropriate fees: Provided, however, That in a nonpublic formal investigative proceeding the Commission may for good cause deny such request. In any event, any witness, upon proper identification, shall have the right to inspect the official transcript of the witness’ own testimony.

If you wish to purchase a copy of the transcript of your testimony, the reporter will provide you with a copy of the appropriate form. Persons requested to supply information voluntarily will be allowed the rights provided by this rule.

4.       Perjury. Section 1621 of Title 18 of the United States Code provides as follows:

Whoever .... having taken an oath before a competent tribunal, officer, or person, in any case in which a law of the United States authorizes an oath to be administered, that he will testify, declare, depose, or certify truly.... willfully and contrary to such oath states or subscribes any material matter which he does not believe to be true... is guilty of perjury and shall, except as otherwise expressly provided by law, be fined under this title or imprisoned not more than five years or both ....

SEC 1662 (5-04)

5.       Fifth Amendment and Voluntary Testimony. Information you give may be used against you in any federal, state, local or foreign administrative, civil or criminal proceeding brought by the Commission or any other agency.

You may refuse, in accordance with the rights guaranteed to you by the Fifth Amendment to the Constitution of the United States, to give any information that may tend to incriminate you or subject you to fine, penalty or forfeiture.

If your testimony is not pursuant to subpoena, your appearance to testify is voluntary, you need not answer any question, and you may leave whenever you wish. Your cooperation is, however, appreciated.

6. Formal Order Availability. If the Commission has issued a formal order of investigation, it will be shown to you during your testimony, at your request. If you desire a copy of the formal order, please make your request in writing.

Submissions and Settlements

Rule 5(c) of the Commission’s Rules on Informal and Other Procedures, 17 CFR 202.5(c), states:

Persons who become involved in . . . investigations may, on their own initiative, submit a written statement to the Commission setting forth their interests and position in regard to the subject matter of the investigation. Upon request, the staff, in its discretion, may advise such persons of the general nature of the investigation, including the indicated violations as they pertain to them, and the amount of time that may be available for preparing and submitting a statement prior to the presentation of a staff recommendation to the Commission for the commencement of an administrative or injunction proceeding. Submissions by interested persons should be forwarded to the appropriate Division Director, Regional Director, or District Administrator with a copy to the staff members conducting the investigation and should be clearly referenced to the specific investigation to which they relate. In the event a recommendation for the commencement of an enforcement proceeding is presented by the staff, any submissions by interested persons will be forwarded to the Commission in conjunction with the staff memorandum.

The staff of the Commission routinely seeks to introduce submissions made pursuant to Rule 5(c) as evidence in Commission enforcement proceedings, when the staff deems appropriate.

Rule 5(f) of the Commission’s Rules on Informal and Other Procedures, 17 CFR 202.5(f), states:

In the course of the Commission’s investigations, civil lawsuits, and administrative proceedings, the staff, with appropriate authorization, may discuss with persons involved the disposition of such matters by consent, by settlement, or in some other manner. It is the policy of the Commission, however, that the disposition of any such matter may not, expressly or impliedly, extend to any criminal charges that have been, or may be, brought against any such person or any recommendation with respect thereto. Accordingly, any person involved in an enforcement matter before the Commission who consents, or agrees to consent, to any judgment or order does so solely for the purpose of resolving the claims against him in that investigative, civil, or administrative matter and not for the purpose of resolving any criminal charges that have been, or might be, brought against him. This policy reflects the fact that neither the Commission nor its staff has the authority or responsibility for instituting, conducting, settling, or otherwise disposing of criminal proceedings. That authority and responsibility are vested in the Attorney General and representatives of the Department of Justice.

Freedom of Information Act

The Freedom of Information Act, 5 U.S.C. 552 (the “FOIA”), generally provides for disclosure of information to the public. Rule 83 of the Commission’s Rules on Information and Requests, 17 CFR 200.83, provides a procedure by which a person can make a written request that information submitted to the Commission not be disclosed under the FOIA. That rule states that no determination as to the validity of such a request will be made until a request for disclosure of the information under the FOIA is received. Accordingly, no response to a request that information not be disclosed under the FOIA is necessary or will be given until a request for disclosure under the FOIA is received. If you desire an acknowledgment of receipt of your written request that information not be disclosed under the FOIA, please provide a duplicate request, together with a stamped, self-addressed envelope.

Authority for Solicitation of Information

Persons Directed to Supply Information Pursuant to Subpoena. The authority for requiring production of information is set forth in the subpoena. Disclosure of the information to the Commission is mandatory, subject to the valid assertion of any legal right or privilege you might have.

Persons Requested to Supply Information Voluntarily. One or more of the following provisions authorizes the Commission to solicit the information requested: Sections 19 and/or 20 of the Securities Act of 1933; Section 21 of the Securities Exchange Act of 1934; Section 321 of the Trust Indenture Act of 1939; Section 42 of the Investment Company Act of 1940; Section 209

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of the Investment Advisers Act of 1940; and 17 CFR 202.5. Disclosure of the requested information to the Commission is voluntary on your part.

Effect of Not Supplying Information

Persons Directed to Supply Information Pursuant to Subpoena. If you fail to comply with the subpoena, the Commission may seek a court order requiring you to do so. If such an order is obtained and you thereafter fail to supply the information, you may be subject to civil and/or criminal sanctions for contempt of court. In addition, if the subpoena was issued pursuant to the Securities Exchange Act of 1934, the Investment Company Act of 1940, and/or the Investment Advisers Act of 1940, and if you, without just cause, fall or refuse to attend and testify, or to answer any lawful inquiry, or to produce books, papers, correspondence, memoranda, and other records in compliance with the subpoena, you may be found guilty of a misdemeanor and fined not more than $1,000 or imprisoned for a term of not more than one year, or both.

Persons Requested to Supply Information Voluntarily. There are no direct sanctions and thus no direct effects for failing to provide all or any part of the requested information.

Principal Uses of Information

The Commission’s principal purpose in soliciting the information is to gather facts in order to determine whether any person has violated, is violating, or is about to violate any provision of the federal securities laws or rules for which the Commission has enforcement authority, such as rules of securities exchanges and the rules of the Municipal Securities Rulemaking Board. Facts developed may, however, constitute violations of other laws or rules. Information provided may be used in Commission and other agency enforcement proceedings. Unless the Commission or its staff explicitly agrees to the contrary in writing, you should not assume that the Commission or its staff acquiesces in, accedes to, or concurs or agrees with, any position, condition, request, reservation of right, understanding, or any other statement that purports, or may be deemed, to be or to reflect a limitation upon the Commission’s receipt, use, disposition, transfer, or retention, in accordance with applicable law, of information provided.

Routine Uses of Information

The Commission often makes its files available to other governmental agencies, particularly United States Attorneys and state prosecutors. There is a likelihood that information supplied by you will be made available to such agencies where appropriate. Whether or not the Commission makes its files available to other governmental agencies is, In general, a confidential matter between the Commission and such other governmental agencies.

Set forth below is a list of the routine uses which may be made of the information furnished.

1. To coordinate law enforcement activities between the SEC and other federal, state, local or foreign law enforcement agencies, securities self-regulatory organizations, and foreign securities authorities.

2. By SEC personnel for purposes of investigating possible violations of, or to conduct investigations authorized by, the federal securities laws.

3. Where there is an indication of a violation or potential violation of law, whether civil, criminal or regulatory in nature, and whether arising by general statute or particular program statute, or by regulation, rule or order issued pursuant thereto, the relevant records in the system of records may be referred to the appropriate agency, whether federal, state, or local, a foreign governmental authority or foreign securities authority, or a securities self-regulatory organization charged with the responsibility of investigating or prosecuting such violation or charged with enforcing or implementing the statute or rule, regulation or order issued pursuant thereto.

4. In any proceeding where the federal securities laws are in issue or in which the Commission, or past or present members of its staff, is a party or otherwise involved in an official capacity.

5. To a federal, state, local or foreign governmental authority or foreign securities authority maintaining civil, criminal or other relevant enforcement information or other pertinent information, such as current licenses, if necessary to obtain information relevant to an agency decision concerning the hiring or retention of an employee, the issuance of a security clearance, the letting of a contract, or the issuance of a license, grant or other benefit.

6. To a federal, state, local or foreign governmental authority or foreign securities authority, in response to its request, in connection with the hiring or retention of an employee, the issuance of a security clearance, the reporting of an investigation of an employee, the letting of a contract, or the issuance of a license, grant or other benefit by the requesting agency, to the extent that the information is relevant and necessary to the requesting agency’s decision on the matter.

7. In connection with proceedings by the Commission pursuant to Rule 102(e) of its Rules of Practice, 17 CFR 201.102(e).

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8. When considered appropriate, records in this system may be disclosed to a bar association, the American Institute of Certified Public Accountants, a state accountancy board or other federal, state, local or foreign licensing or oversight authority, foreign securities authority, or professional association or self-regulatory authority performing similar functions, for possible disciplinary or other action.

9. In connection with investigations or disciplinary proceedings by estate securities regulatory authority, a foreign securities authority, or by a self-regulatory organization involving one or more of its members.

10. As a data source for management information for production of summary descriptive statistics and analytical studies in support of the function for which the records are collected and maintained or for related personnel management functions or manpower studies, and to respond to general requests for statistical information (without personal identification of individuals) under the Freedom of Information Act or to locate specific individuals for personnel research or other personnel management functions.

11. In connection with their regulatory and enforcement responsibilities mandated by the federal securities laws (as defined in Section 3(a)(47) of the Securities Exchange Act of 1934, 15 U.S.C. 78c(a)(47)), or state or foreign laws regulating securities or other related matters, records may be disclosed to national securities associations that are registered with the Commission, the Municipal Securities Rulemaking Board, the Securities Investor Protection Corporation, the federal banking authorities, including but not limited to, the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, and the Federal Deposit Insurance Corporation, state securities regulatory or law enforcement agencies or organizations, or regulatory law enforcement agencies of a foreign government, or foreign securities authority.

12. To any trustee, receiver, master, special counsel, or other individual or entity that is appointed by a court of competent jurisdiction or as a result of an agreement between the parties in connection with litigation or administrative proceedings involving allegations of violations of the federal securities laws (as defined in Section 3(a) (47) of the Securities Exchange Act of 1934, 15 U.S.C. 78c(a)(47)) or the Commission’s Rules of Practice, 17 CFR 202.100 - 900, or otherwise, where such trustee, receiver, master, special counsel or other individual or entity is specifically designated to perform particular functions with respect to, or as a result of, the pending action or proceeding or in connection with the administration and enforcement by the Commission of the federal securities laws or the Commission’s Rules of Practice.

13. To any persons during the course of any inquiry or investigation conducted by the Commission’s staff, or in connection with civil litigation, if the staff has reason to believe that the person to whom the record is disclosed may have further information about the matters related therein, and those matters appeared to be relevant at the time to the subject matter of the inquiry.

14. To any person with whom the Commission contracts to reproduce, by typing, photocopy or other means, any record within this system for use by the Commission and its staff in connection with their official duties or to any person who is utilized by the Commission to perform clerical or stenographic functions relating to the official business of the Commission.

15. Inclusion in reports published by the Commission pursuant to authority granted in the federal securities laws (as defined in Section 3(a) (47) of the Securities Exchange Act of 1934, 15 U.S.C. 78c(a)(47)).

16. To members of advisory committees that are created by the Commission or by the Congress to render advice and recommendations to the Commission or to the Congress, to be used solely in connection with their official designated functions.

17. To any person who is or has agreed to be subject to the Commission’s Rules of Conduct, 17 CFR 200.735-1 to 735-18, and who assists in the Investigation by the Commission of possible violations of federal securities laws (as defined in Section 3(a)(47) of the Securities Exchange Act of 1934, 15 U.S.C. 78c(a)(47)), in the preparation or conduct of enforcement actions brought by the Commission for such violations, or otherwise in connection with the Commission’s enforcement or regulatory functions under the federal securities laws.

18. Disclosure may be made to a Congressional office from the record of an individual in response to an inquiry from the Congressional office made at the request of that individual.

19. To respond to inquiries from Members of Congress, the press and the public which relate to specific matters that the Commission has investigated and to matters under the Commission’s jurisdiction.

20. To prepare and publish information relating to violations of the federal securities laws as provided in 15 U.S.C. 78c(a)(47)), as amended.

21. To respond to subpoenas in any litigation or other proceeding.

22. To a trustee in bankruptcy.

4

23. To any governmental agency, governmental or private collection agent, consumer reporting agency or commercial reporting agency, governmental or private employer of a debtor, or any other person, for collection, including collection by administrative offset, federal salary offset, tax refund offset, or administrative wage garnishment, of amounts owed as a result of Commission civil or administrative proceedings.

Small Business Owners: The SEC always welcomes comments on how it can better assist small businesses. If you have comments about the SEC’s enforcement of the securities laws, please contact the Office of Chief Counsel in the SEC’s Division of Enforcement at 202-942-4530 or the SEC’s Small Business Ombudsman at 202-942-2950. If you would prefer to comment to someone outside of the SEC, you can contact the Small Business Regulatory Enforcement Ombudsman at http://www.sba.gov/ombudsman or toll free at 888-REG-FAIR. The Ombudsman’s office receives comments from small businesses and annually evaluates federal agency enforcement activities for their responsiveness to the special needs of small business.

5

SEC Data Delivery Standards

The following document describes the technical requirements for electronic productions produced to the Securities and Exchange Commission. Any proposed formats other than what is listed below (including databases) should not be produced without discussions and approval from the legal and technical staff of the Division of Enforcement. The SEC uses Concordance 9.58 and Concordance Image 4.5 to review their electronic document collections.

General Instructions

1.               Provide a cover letter with each production which includes the Bates range and a general description of the documents and/or the custodian(s). The cover letter should also summarize the number of records, images, emails and attachments in the production. The cover letter MUST be imaged and provided as the first record in the delimited text file for all preferred formats discussed below.

2.               Produce documents in the same form that it was created or maintained. Documents created or stored electronically should not be produced in hard copy.

3.               Deliver data on CD, DVD, or hard drive. The smallest number of media is required. If the collection is large enough to fit onto a hard drive, the SEC can provide one, if needed.

4.               Label all media submitted. Include on the label at least the following information: case number, production date, Bates range and disk number, if applicable.

5.               Organize all productions by custodian unless otherwise instructed.

6.               Provide all productions free of computer viruses.

7.               Provide all passwords for documents, files, or compressed archives provided in the production under a separate cover.

8.               Overview of preferred formats for production

a.               Paper Documents - Scanned paper converted/processed to TIFF files, Bates numbered, and includes OCR text

b.              Email Collections — Electronic mail converted/processed to TIFF files for the email and attachment(s), Bates numbered, includes a link to the email or native file, and includes full text.

c.               Native Files — Electronic documents converted/processed to TIFF files, Bates numbered, includes a link to the native file, and includes full text.

Paper Documents

1)              Image files. Images must be Group IV TIFF files (single or multi-page files). All images should be Bates numbered. The number of files per folder should be limited to 1,000 files.

2)              Delimited Text file. At a minimum, this file must contain an IMAGEID field (image key used to reference images in Concordance Image). The image key must be unique, fixed length, and CANNOT be the Bates number of the document. If you change the length of the image key in a subsequent production, the production will be rejected. Bates numbers (endorsed on the documents and included in the delimited text file) MUST be delivered in a consistent manner for sorting purposes. For example, if the first production delivered is Bates stamped ABC-0000001-ABC-0005267, subsequent productions with the same prefix must have the same format (spaces, dashes, etc.) and the same number of digits. For example ABC 0005268, ABC0005268 or ABC-00005268 is not acceptable. The delimited text file must also include a header record. The delimiters for the file must be as follows:

Comma – ASCII character	20
Quote - “ “	254
Newline - “ “	174

3)              OCR Text. The OCR text provided to the SEC can be delivered two ways. (1) The OCR text can be delivered as multi-page ASCII files. The name of the file must match the IMAGEID field. (2) The OCR text can be included in the Delimited Text file (OCRTEXT field).

If possible (regardless of delivery method), please place page markers at the beginning or end of each OCR text page as shown:

*** LA000001 ***

The data surrounded by *** is the Concordance Image ImageID (see example below).

4)              Concordance Image Cross-Reference file. The Concordance Image cross-reference file is a comma delimited file consisting of six fields per line. There must be a line in the cross-reference file for every image in the database. The format for the file is as follows:

ImageID, VolumeLabel, ImageFilePath, DocumentBreak, FolderBreak, BoxBreak, PageCount

ImagelD: The unique designation that Concordance and Concordance Image use to identify an image.

VolumeLabel: Optional.

ImageFilePath: The full path to the image file.

DocumentBreak: If this field contains the letter “Y,” then this is the first page of a document. If this field is blank, then this page is not the first page of a document.

FolderBreak: Leave empty.

BoxBreak: Leave empty.

PageCount: Optional.

Sample Data

Delimited Text file:

þFIRSTBATESþ❑þLASTBATESþ❑þIMAGEIDþ

þMT0000000lþ❑þMT00000002þ❑þIMG0000001þ

þMT00000003þ❑þMT00000004þ❑þIMG0000003þ

þMT00000005þ❑þMT00000006þ❑þIMG0000005þ

Concordance Image Cross-reference File:

IMG0000001„E:\001\00010001.TIF,Y„,

IMG0000002„E:\001\00010002.T1F„„

IMG0000003„E:\001\00010003.TIF,Y„,

IMG0000004„E:\001\00010004.T1F,„,

IMG0000005„E:\001\00010005.TIF,Y„,

IMG0000006„E:\001\00010006.T1F„„

Multi-page OCR Text File (IMG0000001.txt):

*** IMG0000001 ***

Protocol Reparding Data and Document Migration

This Protocol Regarding Data and Document Migration (“Protocol”), effective as of February 1, 2002, applies to all Enron employees in North America who are transferring from Enron Corp. or its affiliates (collectively, “Enron”) to UBS AG or its affiliates (collectively, “UBS”). All data must bemigrated by Friday, Februaty 8,2002.

In General

Enron has agreed to provide UBS with the information and data that is necessary to operate thegas and power business in North America, subject to the limitations in Section II below. This Protocol will address how employees transferring to UBS should migrate the data ordocuments that they are entitled to have and that will be necessary for them to do their job at UBS. Employees should migrate only the data that is absolutely necessary for them toperform their job at UBS. if there is a doubt as to whether the information is necessary, the data should not be migrated at this time H’ it is deemed necessary in the future, it can beobtained from Enron at that time, using the instructions contained in Exhibit 5.

This Protocol applies to data and information stored in all locations, including files, officecomputers, home computers, portable devices (such as laptop computers, Blackberry or otherhandhelds), or other such devices. Laptops should contain only information that is approvedfor migration.

All employees transferring to UBS must comply with the record preservation order of the U.S. Bankruptcy Court, as described below. All information that is migrated is subject to review by government investigators. To ensure compliance with this Protocol, Enron will conduct random audits of information selected for migration.

II. Limitations on Information to Be Migrated

* Employees should migrate only information that is absolutely necessary to perform their jobs at UBS.

* No iiiformation 01) Enroii transactions or busitiess deals that occurred prior to February 8, 2002 may be migrated to UBS without prior approval of the Enron Legal Department.

* No information about an Enron customer, other than contact and address information, should be migrated to UBS without prior approval of the Enron Legal Department.* Information protected by confidentiality restrictions shall not be migrated to UBS without prior approval by the Enron Legal Department.

III. Migration of Electronic Data

Electronic data may be migrated to UBS, subject to the limitations described in Section II above. All migration of electronic data must be complete by midnight on Thursday, February 7, 2002.

ECd-000006469

CONFIDENTIAL

*** IMG0000002 ***

A. Electronic Mail

1. E-Mail Address. Employees transferring to UBS will be provided a new email address (in most cases, the new address will be: firsiname.lastname@ubswenergy.com). iT will set the system to send anautomatic response to any external e-mails sent to an Enron email address with the details of the individual’s new UBS address.

2. Cooies of Migrated E-Mail. Employees transferring to UBS will not have access to their Enron electronic mailbox after the transaction closes. Employees transferring to UBS must copy all electronic mail items they wish to retain, subject to the restrictions described in Section II above, inaccordance with instructions attached as Exhibit I to this Protocol.

B. Contact List, Calendar, and Tasks

The contact list, calendar, tasks, and notes contained in Microsoft Outlook or other office management software programs will be transferred by IT to employees’ UBS workstation on February 8, 2002.

If, however, those applications contain confidential data or other inappropriate or unnecessary information as described in Section II above, then each employee should print such information and then delete it from the system before February 8, 2002. Printouts should be provided to Richard Sanders (EB3827) or Harlan Murphy (EB381 1) in the Enron Legal Department.

Portable email devices should be cleared of all information that is not migrated pursuant to this Protocol.

C. Common Drives (0 and M)

Employees who wish to transfer permissible data from common drives to UBS should copy that data to the following drive: UBSWE 0:. Each employee will be responsible for this task, and each employee will be responsible for compliance with the restrictions set forth in this Protocol. (Lists of documents, directories, or folders to be transferred that were previously provided to iT will not be taken into consideration.) Written instructions on performing these tasks are attached as Exhibit 2.

D. HDrive

All compliant information stored in the H drive should be copied to a new UBS Hdrive in accordance with the instructions attached as Exhibit 3. Any information not transferred to the new UBS H drive should be left in the former Enron H drive.

E. C Drive

Because the C Drive may physically be moved to UBS, the procedure for C Drivemigration differs slightly from that of the other drives. This procedure will require extra care on the part of the user.

If an employee has information that should not be migrated to UBS, please call the Resolution Center at x3-141 I for assistance. If an employee’s C-Drive does not C:\ThMP\TRNEDO..ckc 2

ECd-000006470

CONFIDENTIAL

SEC Data Delivery Standards

Data File with OCR text (first record):

þFIRSTBATESþ❑þLASTBATESþ❑þIMAGEIDþ❑þOCRTEXTþ

þMT00000001þ❑þMT00000002þ❑þIMG0000001þ❑þ þ***IMG0000001 ***®®Protocol Reparding Data and Document Migration®® This Protocol Regarding Data and Document Migration (“Protocol”), effective as of February 1, 2002, applies to all Enron employees in North America who are transferring from Enron Corp. or its affiliates (collectively, “Enron”) to UBS AG or its affiliates (collectively, “UBS”). All data must be migrated by Friday, February 8, 2002. 1n General® Enron has agreed to provide UBS with the information and data that is necessary to operate the gas and power business in North America, subject to the limitations in Section II below. This Protocol will address how employees transferring to UBS should migrate the data or documents that they are entitled to have and that will be necessary for them to do their job at UBS. Employees should migrate only the data that is absolutely necessary for them to perform their job at UBS. if there is a doubt as to whether the information is necessary, the data should not be migrated at this time. H’ it is deemed necessary in the future, it can be obtained from Enron at that time, using the instructions contained in Exhibit 5.® This Protocol applies to data and information stored in all locations, including files, office computers, home computers, portable devices (such as laptop computers, Blackberry or other hand helds), or other such devices. Laptops should contain only information that is approved for migration. ®All employees transferring to UBS must comply with the record preservation order of the U.S. Bankruptcy Court, as described below. All information that is migrated is subject to review by government investigators. To ensure compliance with this Protocol, Enron will conduct random audits of information selected for migration. ®II. Limitations on Information to Be Migrated®* Employees should migrate only information that is absolutely necessary to perform their jobs at UBS.®* No iiiformation 01) Enroii transactions or busitiess deals that occurred prior to February 8,2002 may be migrated to UBS without prior approval of the Enron Legal Department.®* No information about an Enron customer, other than contact and address information, should be migrated to UBS without prior approval of the Enron Legal Department.* Information protected by confidentiality restrictions shall not be migrated to UBS® without prior approval by the Enron Legal Department.®III. Migration of Electronic Data® Electronic data may be migrated to UBS, subject to the limitations described in Section II above. All migration of electronic data must be complete by midnight on Thursday, February 7,2002.®®®ECd-000006469®CONFIDENTIAL®®®®*** IMG0000002 ***2/5,!)2®® A. Electronic Mail®1. E-Mail Address. Employees transferring to UBS will be provided a new email address (in most cases, the new address will be:firstname.lastname@ubswenergy.com). iT will set the system to send an automatic response to any external e-mails sent to an Enron email address with the details of the individual’s new UBS address.®2. Cooies of Migrated E-Mail. Employees transferring to UBS will not have access to their Enron electronic mailbox after the transaction closes. Employees transferring to UBS must copy all electronic mail items they wish to retain, subject to the restrictions described in Section II above, in accordance with instructions attached as Exhibit I to this Protocol. ®B. Contact List, Calendar, and Tasks® The contact list, calendar, tasks, and notes contained in Microsoft Outlook or other office management software programs will be transferred by IT to employees’ UBS workstation on February 8, 2002.® If, however, those applications contain confidential data or other inappropriate or unnecessary information as described in Section II above, then each employee should print such information and then delete it from the system before February 8, 2002. Printouts should be provided to Richard Sanders (EB3827) or Harlan Murphy(EB38 1 1) in the Enron Legal Department. ®Portable email devices should be cleared of all information that is not migrated pursuant to this Protocol.®C. Common Drives (0 and M) ®Employees who wish to transfer permissible data from common drives to UBS should copy that data to the following drive: UBSWE 0:. Each employee will be responsible for this task, and each employee will be responsible for compliance with the restrictions set forth in this Protocol. (Lists of documents, directories, or folders to be transferred that were previously provided to iT will not be taken into consideration.) Written instructions on performing these tasks are attached as Exhibit 2.®D. H Drive® All compliant information stored in the H drive should be copied to a new UBS H drive in accordance with the instructions attached as Exhibit 3. Any information not transferred to the new UBS H drive should be left in the former Enron H drive.®E. C Drive® Because the C Drive may physically be moved to UBS, the procedure for C Drive migration differs slightly from that of the other drives. This procedure will require extra care on the part of the user. ®If an employee has information that should not be migrated to UBS, please call the Resolution Center at x3-141 I for assistance. If an employee’s C-Drive does not C:\ThMP\TRNEDO..ckc 2®®ECd-000006470®CONFIDENTIALþ

Email Collections

Preferred Format: Delimited Text with Images and Native Attachments

1)              Image files. The producing party will provide a TIFF image for each page of the email and attachment(s). Images must be Group IV TIFF files (single or multi-page files). All images should be Bates numbered. The number of TIFF files per folder should be limited to 1,000 files. Refer to the Paper Documents section for Bates and image key numbering rules.

2)              Native files. The producing party will provide a copy of the email and native attachment files. The number of native files per folder should be limited to 1,000 files.

3)              Delimited Text file. The text and metadata of the email and the attachment(s) is extracted and entered in the appropriate fields and provided as an ASCII delimited text file. The email will be the “parent” and the attachment(s) will be the “child.” An email may have more than one child. The child attachment’s Bates number will be listed in the parent email’s coded fields under CHILD_BATES. If there is more than one attachment, list the first Bates number of each attachment and separate them by semi-colons (;). The parent email’s Bates number will be listed in the child(s) attachment(s) under PARENT_BATES. The child/children will immediately follow the parent record. The following is a field definition table of the data requested, including sample data for an email and an attachment.

Sample Data - Email

Field	Sample Data	Comment
FIRSTBATES	BT 000001	First Bates number of email
LASTBATES	BT 000008	Last Bates number of email
BEGATTACH	BT 000001	First Bates number of attachment range
ENDATTACH	BT 000015	Last Bates number of attachment range
PARENT_BATES	BT 000001	First Bates number of parent email
CHILD_BATES	BT 000009; BT 000012	First Bates number of “child” attachment(s); can be more than one Bates number listed; depends on number of attachments
CUSTODIAN	John Smith	Mailbox where the email resided
FROM	John Smith	Sender
TO	Janice Coffman	Recipient(s)
CC	Frank Thompson	Carbon copy recipient(s)
BCC	John Cain	Blind carbon copy recipient(s)
SUBJECT	Board Meeting Minutes for 7/1/03	Subject of the email
DATE_SENT	10/10/2005	Date the email was sent
TIME_SENT	07:05 PM	Time the email was sent; must be a separate field and

cannot be combined with the DATE_SENT field
LINK	D:\SEC Production\BT 000001.msg	Hyperlink to the email; should be named per the FIRSTBATES number
FILE_EXTEN	MSG	The file extension of the email; will vary depending on the email format
AUTHOR		Empty for email
DATE_CREATED		Empty for email
TIME_CREATED		Empty for email
DATE_MOD		Empty for email
TIME_MOD		Empty for email
DATE_ACCESSD		Empty for email
TIME_ACCESSD		Empty for email
PRINTED_DATE		Empty for email
FILE_SIZE	5,952	Size of email in KB
INTFILEPATH	Personal Folders\Deleted Items\Board Meeting Minutes for 7/1/03.msg	Location of email
TEXT

From: Smith, John [XYZ Corp]
Sent: Friday, July 11, 2003 4:42 PM
To: Coffman, Janice [CDT Corp]
Subject: Board Meeting Minutes for 7/1/03

Janice;
Attached is a copy of the July Board Meeting Minutes for your review. Please let me know if you have any questions.

John Smith
Assistant Director
Information Technology
Phone: (202) 555-1111
Fax: (202) 555-1112
Email: jsmith@xyz.com

Text of the email

Sample Data - Attachment

Field	Sample Data	Comment
FIRSTBATES	BT 000009	First Bates number of attachment
LASTBATES	BT 000011	Last Bates number of attachment
BEGATTACH	BT 000001	First Bates number of the attachment range
ENDATTACH	BT 000015	Last Bates number of the attachment range
PARENT_BATES	BT 000001	First Bates number of parent

email
CHILD_BATES
CUSTODIAN	John Smith	Mailbox where the email resided
FROM		Empty for attachment
TO		Empty for attachment
CC		Empty for attachment
BCC		Empty for attachment
SUBJECT		Empty for attachment
DATE_SENT		Empty for attachment
TIME_SENT		Empty for attachment
LINK	D:\SEC Production\BT 000009.doc	Hyperlink to the native attachment named per the FIRSTBATES number
FILE_EXTEN	DOC (attachment – ex. Word document)	The file extension will vary depending on the document type
AUTHOR	John Smith	Attachment/native file metadata
DATE_CREATED	10/08/2005	Attachment metadata
TIME_CREATED	07:05 PM	Time the attachment was created; must be a separate field and cannot be combined with the DATE_CREATED field.
DATE_MOD	10/19/2005	Attachment metadata
TIME_MOD	07:05 PM	Time the attachment was modified; must be a separate field and cannot be combined with the DATE_MOD field.
DATE_ACCESSD	10/10/2005	Attachment metadata
TIME_ACCESSD	07:05 PM	Time the attachment was accessed; must be a separate field and cannot be combined with the DATE_ACCESSD field.
PRINTED_DATE	10/19/2005	Attachment metadata
FILE_SIZE	765,952	Size of file in KB
INTFILEPATH	Personal Folders\Deleted Items\Board Meeting Minutes for 7/1/03.msg\Meeting Minutes.doc	Path where attachment file was stored
TEXT

Meeting Minutes for Teleconference 10/1/03

Discussion over employee stock options transpired. Decision was made to offer the options as part of the employee’s Christmas bonus.

Announcement was made regarding Roland Moore being promoted to Assistant Director

Text of the attachment

The delimited text file must include a header record. The delimiters for the file must be as follows:

Comma – ASCII character    20

Quote -          “          “         254

Newline -      “          “       174

4)              Full Text. When the full text is not provided in the ASCII delimited text file or if text exceeds 12MB in the TEXT field, the full text provided to the SEC can be delivered as multi-page ASCII files. The name of the file must match the image key field. Any document in which text cannot be extracted should be OCR’d, particularly in the case of PDFs without embedded text.

5)              Concordance Image Cross-Reference file. The Concordance Image cross-reference file is a comma delimited file consisting of six fields per line. There must be a line in the cross-reference file for every image in the database.

We will also accept the following formats:

PST – a personal storage file native to Microsoft Outlook. You must provide any necessary passwords or decryption.

NSF – a personal storage file native to Lotus Notes. You must provide any necessary passwords or decryption.

Native Files

Preferred Format: Delimited Text with Images and Links to Native Files:

1.               Image files. The producing party will provide a TIFF image of the native files. Images must be Group IV TIFF files (single or multi-page files). All images should be Bates numbered. The number of TIFF files per folder should be limited to 1,000 files. Refer to the Paper Documents section for Bates and image key numbering rules.

2.               Native files. The producing party will provide a copy of the native files. The number of native files per folder should be limited to 1,000 files.

3.               Delimited Text file. An ASCII delimited file containing the metadata associated with the file, text extracted from the native file, and a directory path to the native file. The fields to be included in the production are as follows:

FIELD	SAMPLE DATA	COMMENT
FIRSTBATES	GT000001	First Bates number of native file
LASTBATES	GT000001	Last Bates number of native file
CUSTODIAN	John Smith	Individual from whom the documents originated

LINK	D:\SEC Production\GT000001.doc	Hyperlink to native file named per the FIRSTBATES number
AUTHOR	John Smith
DATE_CREATED	10/08/2005
TIME_CREATED	07:05 PM	Time the document was created; must be a separate field and cannot be combined with the DATE_CREATED field.
DATE_MOD	10/09/2005
TIME_MOD	07:05 PM	Time the document was modified; must be a separate field and cannot be combined with the DATE_MOD field.
DATE_ACCESSD	10/10/2005
TIME_ACCESSD	07:05 PM	Time the attachment was accessed; must be a separate field and cannot be combined with the DATE_ACCESSD field.
PRINTED_ DATE	10/10/2005
FILE_SIZE	765,952	Size of file in KB
PATH	J:\SHARED\SMITHJ\Meeting Minutes.doc	Path where native file was stored
TEXT

Meeting Minutes for Teleconference 10/1/03

Discussion over employee stock options transpired. Decision was made to offer the options as part of the employee’s Christmas bonus.

Announcement was made regarding Roland Moore being promoted to Assistant Director

Text extracted from native file.

The delimited text file must include a header record. The delimiters for the file must be as follows:

Comma – ASCII character    20

Quote -          “          “         254

Newline -      “          “       174

4)              Full Text. When the full text is not provided in the ASCII delimited text file or if text exceeds 12MB in the TEXT field, the full text provided to the SEC can be delivered as multi-page ASCII files. The name of the file must match the image key field. Any document in which text cannot be extracted should be OCR’d, particularly in the case of PDFs without embedded text.

5)     Concordance Image Cross-Reference file. The Concordance Image cross-reference file is a comma delimited file consisting of six fields per line. There must be a line in the cross-reference file for every image in the database.

Optional Format:

Native files will be delivered in Custodian named folders.

If PDFs are delivered, all PDF files must meet the following requirements:

1.                    All PDFs must be unitized i.e. each PDF represents a discrete document; a single PDF cannot contain multiple documents

2.                    All PDFs must contain embedded text to include all discernable words within the document, not selected text.

3.                    If Bates endorsed, the PDF file will be named as the Bates range, with ALL document text contained within.